Cane O’Neill Taylor, LLC
Michael A. Cane*    Stephen F.X. O’Neill **    Michael H. Taylor***
Chad J. Wiener
                                                                                                                                                                                                           Telephone:     (702) 312-6255
                                                                                                                                                                                                           Facsimile:    (702) 944-7100

                                                                                                                                                                                                           2300 West Sahara Avenue
                                                                                                                                                                                                           Suite 500 – Box 18
                                                                                                                                                                                                           Las Vegas, NV 89102

July 14, 2003

California News Tech
529 Buchanan Street
San Francisco, CA 94102

Re:    California News Tech, Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for California News Tech, a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 1,000,000 shares of the Company’s common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated July 14, 2003; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable. This opinion is based on Nevada general corporate law.

Very truly yours,

CANE O’NEILL TAYLOR, LLC

/s/ Michael A. Cane_______
Michael A. Cane, attorney and
Managing Member

California News Tech
July 14, 2003

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE O’NEILL TAYLOR, LLC

/s/ Michael A. Cane________
Michael A. Cane, attorney and
Managing Member

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